Back to Form 10-Q
Exhibit 10.21

Wellcare of Florida, Inc. d/b/a Staywell Health Plan of Florida	Medicaid Reform HMO Contract

AHCA CONTRACT NO. FAR009
AMENDMENT NO. 11

THIS CONTRACT, entered into between the STATE OF FLORIDA, AGENCY FOR HEALTH CARE ADMINISTRATION, hereinafter referred to as the "Agency" and WELLCARE OF FLORIDA, INC. D/B/A STAYWELL HEALTH PLAN OF FLORIDA, hereinafter referred to as the "Vendor," is hereby amended as follows:

1.           Attachment II, Table of Contents, is hereby amended as follows:

--	Section IV Enrollee Services and Marketing is hereby amended to now read:

Section IV Enrollee Services, Community Outreach and Marketing

--	Section IV, Item B. is hereby amended to now read:

B.	Community Outreach and Marketing

2.	Attachment II, Medicaid Reform Health Plan Model Contract, Section I, Item A., Definitions, is hereby amended as follows:

--	The definition of Community Outreach Representative is hereby included as follows:

Community Outreach Representative – A person who provides Community Outreach, including health information, information that promotes healthy lifestyles, information that provides guidance about social assistance programs, and information that provides culturally and linguistically appropriate health or nutritional education.  Such representatives must be appropriately trained, certified and/or licensed, including but not limited to, social workers, nutritionists, physical therapists and other health care professionals.

--	The definition of Community Outreach is hereby included as follows:

Community Outreach – The provision of health or nutritional information, or information for the benefit and education of, or assistance to, a community in regard to health-related matters or public awareness that promotes healthy lifestyles.  Community Outreach also includes the provision of information about health care services, preventive techniques and other health care projects and the provision of information related to health, welfare, and social services or social assistance programs offered by the State of Florida or local communities.

--	The definition of Community Outreach Materials is hereby included as follows:

Community Outreach Materials – Materials regarding health or nutritional information, or information for the benefit and education of, or assistance to, a community in regard to health-related matters or public awareness that promotes healthy lifestyles; such materials are specifically meant for the community at-large and may also include information about health care services, preventive techniques and other health care projects and the provision of information related to health, welfare, and social services or social assistance programs offered by the State of Florida or local communities.  Community Outreach Materials are limited to brochures, fact sheets, posters, and ad copy for radio, television, print or the Internet.

--	The definition of Market Area is hereby amended to read as follows:

Market Area – The geographic area in which the Health Plan is authorized to conduct Community Outreach.

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Wellcare of Florida, Inc. d/b/a Staywell Health Plan of Florida	Medicaid Reform HMO Contract

--	The definition of Marketing Representative is hereby deleted in its entirety.

--	The definition of Pre-Enrollment is hereby amended to read as follows:

Pre-Enrollment – The provision of Marketing materials to a Medicaid Recipient.

--	The definition of Pre-Enrollment Application is hereby deleted in its entirety.

--	The definition of Public Event is hereby amended to read as follows:

Public Event – An event that is organized or sponsored by an organization, for the benefit and education of, or assistance to, a community in regard to health-related matters or public awareness.

--	The definition of Remediation is hereby included as follows:

Remediation - Remediation of encounter claims; where remediation is “the act or process of correcting a fault or deficiency.”

--	The definition of Request for Benefit Information (RBI)is hereby deleted in its entirety.

3.	Attachment II, Medicaid Reform Health Plan Model Contract, Section I, Item B., Acronyms, is hereby amended as follows:

--	The acronym ACCESS is hereby included as follows:

ACCESS – Automated Community Connection to Economic Self-Sufficiency:  The Department of Children and Families’ (DCF’s) public assistance service delivery system.

--	The acronym SNIP is hereby included as follows:

SNIP – Strategic National Implementation Process

--	The acronym WEDI is hereby included as follows:

WEDI – Workgroup for Electronic Data Interchange

4.	Attachment II, Medicaid Reform Health Plan Model Contract, Section III, Eligibility and Enrollment, Item C., Disenrollment, sub-item 2.a.(4), is hereby amended as follows:

(4)	A substantiated Marketing or Community Outreach violation has occurred.

5.	Attachment II, Medicaid Reform Health Plan Model Contract, Section IV, Enrollee Services and Marketing, is hereby retitled “Enrollee Services, Community Outreach and Marketing.”

6.
Attachment II, Medicaid Reform Health Plan Model Contract, Section IV, Enrollee Services, Community Outreach and Marketing, Item A., Enrollee Services, sub-item 11.d.(3), the first sentence is hereby amended to read as follows:

The Health Plan may not include the redetermination date information in any file viewable by customer service or Community Outreach staff.

7.	Attachment II, Medicaid Reform Health Plan Model Contract, Section IV, Item B., Marketing, is hereby deleted in its entirety and replaced as follows:

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Wellcare of Florida, Inc. d/b/a Staywell Health Plan of Florida	Medicaid Reform HMO Contract

B.	Community Outreach and Marketing

1.	General Provisions

a.
The Health Plan’s Community Outreach Representative(s) may provide Community Outreach at Health Fairs/Public events as noticed by the Health Plan to the Agency in accordance with sub-item 4. of this Section.  The main purpose of a Health Fair/Public Event shall be to provide Community Outreach and shall not be for the purpose of Medicaid Health Plan Marketing.

b.
For each new Contract Period, the Health Plan shall submit to the Agency Bureau of Managed Health Care for written approval, all Community Outreach material no later than sixty (60) Calendar Days prior to Contract renewal, and for any changes in the Community Outreach material, no later than thirty (30) Calendar Days prior to implementation.  All materials developed shall be governed by the requirements set forth in this Section.

c.	To announce participation at a specific event (Health Fair/Public Event), the Health Plan shall submit a notice to the Agency in accordance with sub-item B.3., Permitted Activities.

d.	The Health Plan shall be responsible for developing and implementing a written plan designed to control the actions of its Community Outreach Representatives.

e.	All of the Community Outreach policies set forth in this Contract apply to staff, Subcontractors, Health Plan volunteers and all persons acting for or on behalf of the Health Plan.

f.
The Health Plan is vicariously liable for any Outreach and Marketing violations of its employees, agents or Subcontractors.  Any violations of this section shall subject the health plan to administrative action by the Agency as determined by the Agency.  The health plan may dispute any such administrative action pursuant to Section XVI, Item I., Disputes.

g.
Nothing in this Section shall preclude a Health Plan from otherwise donating to or sponsoring an event with a community organization where time, money or expertise is provided for the benefit of the community.  At such events no Community Outreach materials or Marketing materials may be distributed by the Health Plan, but the Health Plan may engage in brand-awareness activities, including the display of Health Plan or Product logos.  Inquiries at such events from prospective enrollees must be referred to the Health Plan’s member services section and the Agency’s Choice Counselor/Enrollment Broker.

2.	Prohibited Activities

The Health Plan is prohibited from engaging in the following non-exclusive list of activities:

a.	Marketing for Enrollment to any potential members or conducting any Pre-Enrollment activities not expressly allowed under this Contract.

b.	Any of the prohibited practices or activities listed in Section 409.912, F.S.

c.	Engaging in activities for the purpose of recruitment or Enrollment.

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Wellcare of Florida, Inc. d/b/a Staywell Health Plan of Florida	Medicaid Reform HMO Contract

d.
In accordance with sections 409.912 and 409.91211, F.S., practices that are discriminatory, including, but not limited to, attempts to discourage Enrollment or reenrollment on the basis of actual or perceived health status.

e.
Direct or indirect Cold Call Marketing or other solicitation of Medicaid Recipients, either by door-to-door, telephone or other means, in accordance with section 4707 of the Balanced Budget Act of 1997, and section 409.912, F.S.

f.
In accordance with section 409.912, F.S., activities that could mislead or confuse Medicaid Recipients, or misrepresent the Health Plan, its Community Outreach Representatives, or the Agency.  No fraudulent, misleading, or misrepresentative information shall be used in Community Outreach, including information regarding other governmental programs.  Statements that could mislead or confuse include, but are not limited to, any assertion, statement or claim (whether written or oral) that:

(1)	The Medicaid Recipient must enroll in the Health Plan in order to obtain Medicaid, or in order to avoid losing Medicaid benefits;

(2)	The Health Plan is endorsed by any federal, State or county government, the Agency, or CMS, or any other organization which has not certified its endorsement in writing to the Health Plan;

(3)	Community Outreach Representatives are employees or representatives of the federal, State or county government, or of anyone other than the Health Plan or the organization by whom they are reimbursed;

(4)	The State or county recommends that a Medicaid Recipient enroll with the Health Plan; and/or

(5)
A Medicaid Recipient will lose benefits under the Medicaid program, or any other health or welfare benefits to which the Recipient is legally entitled, if the Recipient does not enroll with the Health Plan.

g.	Granting or offering of any monetary or other valuable consideration for Enrollment.

h.	Offers of insurance, such as but not limited to, accidental death, dismemberment, disability or life insurance.

i.	Enlisting the assistance of any employee, officer, elected official or agent of the State in recruitment of Medicaid Recipients except as authorized in writing by the Agency.

j.
Offers of material or financial gain to any persons soliciting, referring or otherwise facilitating Medicaid Recipient Enrollment.  The Health Plan shall ensure that no plan staff market the Health Plan to Medicaid Recipients at any location including State offices or DCF ACCESS centers.

k.
Giving away promotional items in excess of $5.00 retail value.  Items to be given away shall bear the Health Plan's name and shall only be given away at Health Fairs/Public Events.  In addition, such promotional items must be offered to the general public and shall not be limited to Medicaid Recipients.

l.
Providing any gift, commission, or any form of compensation to the Choice Counselor/Enrollment Broker, including the Choice Counselor/Enrollment Broker's full-time, part-time or temporary employees and Subcontractors.

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Wellcare of Florida, Inc. d/b/a Staywell Health Plan of Florida	Medicaid Reform HMO Contract

m.
Provide information, prior to the Enrollment, about the incentives that shall be offered to the Enrollee as described in Section VIII.B.7., Incentive Programs.  The Health Plan may inform Enrollees on or after their Enrollment effective date about the specific incentives or programs available.

n.
Discussing, explaining or speaking to a potential member about Health-Plan-benefit-specific information other than to refer all Health Plan inquiries to the Member Services section of the Health Plan or the Agency’s Choice Counselor/Enrollment Broker.

o.	Distributing any Community Outreach Materials without prior written notice to the Agency except as otherwise allowed under Permitted Activities and Provider Compliance subsections.

p.	Distributing any Marketing materials.

q.	Subcontract with any brokerage firm or independent agent as defined in Chapters 624 – 651, F.S., for purposes of Marketing or Community Outreach.

r.
Pay commission compensation to Community Outreach Representatives for new Enrollees.  The payment of a bonus to a Community Outreach Representative shall not be considered a commission if such bonus is not related to enrollment or membership growth.

s.	All activities included in Section 641.3903, F.S.

3.	Permitted Activities

The Health Plan may engage in the following activities upon prior written notice to the Agency Bureau of Managed Health Care:

a.	The Health Plan may attend Health Fairs/Public Events upon request by the sponsor and after written notification to the Agency as described in sub-item 4.

b.	The Health Plan may leave Community Outreach materials at Health Fairs/Public Events at which the Health Plan participates.

c.
The Health Plan may provide Agency-approved Community Outreach Materials.  Such materials may include Medicaid enrollment and eligibility information and information related to other health care projects and social services provided by the State of Florida or local communities.  The Health Plan staff, including Community Outreach Representatives, must refer all Health Plan inquiries to the member services section of the Health Plan and the Agency’s Choice Counselor/Enrollment Broker.  The Agency must approve the script used by the Health Plan’s member services section before usage.

d.	Health Plans may distribute Community Outreach Materials to community agencies.

4.	Community Outreach Notification Process

a.
The Health Plan shall submit in writing to the Agency Bureau of Managed Health Care, a notice of its intent to attend and provide Community Outreach Materials at Health Fairs/Public Events at least two (2) weeks prior to the event (see 4.b. and c. below for further notice information).  Such submission shall include the items listed below:

(1)	The following Health Fair/Public Event disclosure information and other information as may be required by the Agency:

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Wellcare of Florida, Inc. d/b/a Staywell Health Plan of Florida	Medicaid Reform HMO Contract

(a)	The announcement of the event that will be given out to the public;
(b)	The date, time and location of the event;
(c)	The name and type of organization sponsoring the event;
(d)	The event contact person and contact information;
(e)	The Health Plan contact person and contact information; and
(f)	Names of participating Community Outreach Representative(s), their contact information and services they will provide at the event.

(2)
In addition to the disclosure information listed in (1) above, if the Health Plan is the primary organizer of the Health Fair, the Health Plan shall submit complete disclosure of information from each organization participating in a Health Fair prior to the event.  Such information shall include the name of the organization, contact person information, and confirmation of participation.

(3)
In addition to the disclosure information listed in (1) above, if the Health Plan has been invited by a community organization to be a sponsor or attendee of an event, the Health Plan shall provide to the Agency Bureau of Managed Health Care a copy of the letter of invitation from the Health Fair/Public Event sponsor(s) to the Health Plan requesting sponsorship of, or attendance at, the event.

b.
The Health Plan shall submit notice to the Agency of Health Fairs/Public Events no later than ten (10) Business Days after the Health Plan’s receipt of the invitation to attend or, if the Health Plan is the primary organizer of the Health Fair, no later than ten (10) days after a decision has been made to organize the event.

c.
Notwithstanding the other notice requirements in this subsection, the two week and the 10-day advance notice requirements are waived in cases of force majeure provided the Health Plan notices the Bureau of Managed Health Care by the time of the event.  Force majeure events includes destruction due to hurricanes, fires, war, riots, and other similar acts.  When providing the Agency with notice of attendance at such events, the Health Plan shall include a description of the force majeure event requiring waiver of notice.

d.	The Agency will establish a statewide log to track the Community Outreach notifications received and may monitor such events.

5.	Provider Compliance

The Health Plan shall ensure, through provider education and outreach, that its health care Providers are aware and comply with the following requirements:

a.	Health care Providers may display Health-Plan-specific materials in their own offices.

b.	Health Care Providers cannot orally or in writing compare Benefits or provider networks among Health Plans, other than to confirm Health Plan network participation.

c.	Health care Providers may announce a new affiliation with a Health Plan or give a list of Health Plans with which they contract to their patients.

d.	Health care Providers may co-sponsor events, such as Health Fairs, and advertise with the Health Plan in indirect ways; such as television, radio, posters, fliers, and print advertisement.

e.	Health care Providers shall not furnish lists of their Medicaid Recipients to Health Plans with which they contract, or any other entity, nor can Providers furnish other Health Plans' membership lists to any Health Plan, nor can Providers assist with Health Plan Enrollment.

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Wellcare of Florida, Inc. d/b/a Staywell Health Plan of Florida	Medicaid Reform HMO Contract

f.
For the Health Plan, health care Providers may distribute information about non-Health-Plan-specific health care services and the provision of health, welfare and social services provided by the State of Florida or local communities as long as any inquiries from prospective enrollees are referred to the member services section of the health plan or the Agency’s Choice Counselor/Enrollment Broker.

6.	Community Outreach Representatives

a.
The Health Plan shall report to the Agency Bureau of Managed Health Care any Health Plan staff or Community Outreach Representative who violates any requirements of this Contract, within fifteen (15) Calendar Days of knowledge of such violation.

b.	While attending Health Fairs/Public Events, Community Outreach Representatives shall wear picture identification that identifies the Health Plan represented.

c.
If asked, the Community Outreach Representative shall inform the Medicaid Recipient that the Representative is not an employee of the State and is not a Choice Counseling Specialist, but is a Representative of the Health Plan.

d.	The Health Plan shall instruct and provide initial and periodic training to its Community Outreach Representatives regarding the Community Outreach and Marketing provisions of this Contract.

e.	The Health Plan shall implement procedures for background and reference checks for use in its Community Outreach Representative hiring practices.

f.	The Health Plan shall register each Community Outreach Representative with the Agency’s Bureau of Managed Health Care in accordance with Section XII of this Contract.

8.	Attachment II, Medicaid Reform Health Plan Model Contract, Section X, Administration and Management, Item B., Staffing, sub-item 1.g., is hereby deleted in its entirety and replaced as follows:

g.
Community Outreach Oversight Coordinator:  If the Health Plan engages in Community Outreach, the Health Plan shall have a designated person, qualified by training and experience, to assure the Health Plan adheres to the community outreach and marketing requirements of this Contract.

9.
Attachment II, Medicaid Reform Health Plan Model Contract, Section X, Administration and Management, Item C., Provider Contract Requirements, sub-item 2.s., is hereby deleted in its entirety and replaced as follows:

s.	Require that any Community Outreach Materials related to this Contract that are distributed by the Provider be submitted to the Agency for written approval before use;

10.
Attachment II, Medicaid Reform Health Plan Model Contract, Section X, Administration and Management, Item E., Provider Services, sub-item 5.d., is hereby deleted in its entirety and replaced as follows:

d.
The Health Plan’s call center systems shall have the capability to track call management metrics identified in Section IV, Community Outreach and Marketing, Item A., Enrollee Services, sub-item 7., Toll-free Help Line.

11.	Attachment II, Medicaid Reform Health Plan Model Contract, Section X, Administration and Management, Item H., Encounter Data, is hereby deleted in its entirety and replaced as follows:

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Wellcare of Florida, Inc. d/b/a Staywell Health Plan of Florida	Medicaid Reform HMO Contract

H.	Encounter Data

1.
The Health Plan shall submit Encounter Data that meets established Agency data quality standards as defined herein.  These standards are defined by the Agency to ensure receipt of complete and accurate data for program administration and will be closely monitored and enforced.  The Agency will revise and amend these standards with ninety (90) Calendar Days advance notice to the Health Plan to ensure continuous quality improvement.  The Health Plan shall make changes or corrections to any systems, processes or data transmission formats as needed to comply with Agency data quality standards as originally defined or subsequently amended.

2.
The Encounter Data submission standards required to support encounter reporting and submission are defined by the Agency in the Medicaid Encounter Data System (MEDS) Companion Guide and this Section.  In addition, the Agency will post encounter reporting requirements on its MEDS website for the Health Plans to follow: http://ahca.myflorida.com/Medicaid/meds/.

3.	The Health Plan shall adhere to the following requirements for the Encounter Data submission process:

a.	The Agency shall notify the Health Plan, in writing, of the start date for resuming the submission of encounters through the current Fiscal Agent.

b.
Once the Health Plan is notified by the Agency of the date for recommencing encounter submissions (submission start date), the Health Plan shall submit its schedule for transmitting Encounter Data for all typical and atypical services collected for historical claims beginning January 1, 2007, and up to the submission start date.

(1)
The Health Plan shall submit this schedule for approval to the Agency’s Medicaid Encounter Data System team (at medsteam@ahca.myflorida.com) within ten (10) Business days after the date of the Agency’s notice to begin submitting encounters.

(2)	At a minimum, such submission schedule must include that historical encounter transmissions will begin no later than sixty (60) Calendar Days after the submission start date.

c.
In accordance with the submission schedule approved by the Agency, the Health Plan shall submit the historical encounters for all typical and atypical services with Health Plan paid dates of January 1, 2007, up to the submission start date.

d.
The Health Plan shall submit encounters for all typical and atypical services with Health Plan paid dates on or after the submission start date on an ongoing basis within sixty (60) Calendar Days following the end of the month in which the Health Plan paid the claims for services.

e.
For all encounters submitted after the recommencing of encounter submissions (submission start date), including historical and ongoing claims, if the Agency or its Fiscal Agent notifies the Health Plan of encounters failing X12 Electronic Data Interface (EDI) compliance edits or FMMIS threshold and repairable compliance edits, the Health Plan shall Remediate all such encounters within sixty (60) Calendar Days after such notice.

f.	There will be no requirement to submit encounters for Health Plan paid dates prior to January 1, 2007.

4.	The Health Plan shall have a comprehensive automated and integrated Encounter Data system that is capable of meeting the requirements below. The Health Plan shall comply as follows:

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Wellcare of Florida, Inc. d/b/a Staywell Health Plan of Florida	Medicaid Reform HMO Contract

a.
All Health Plan encounters shall be submitted to the Agency in the standard HIPAA transaction formats, namely the ANSI X12N 837 Transaction formats (P - Professional, I - Institutional, and D – Dental), and, for Pharmacy services, in the National Council for Prescription Drug Programs (NCPDP) format.  Health Plan paid amounts must be provided for non-capitated network providers.

b.
The Health Plan shall collect and submit to the Agency’s Fiscal Agent, Enrollee service level Encounter Data for all Covered Services.  Health Plans will be held responsible for errors or noncompliance resulting from their own actions or the actions of an agent authorized to act on their behalf.

c.
The Health Plan shall convert all information that enters their claims systems via hard copy paper claims or other proprietary formats to Encounter Data to be submitted in the appropriate HIPAA compliant formats.

d.	The Health Plan shall provide complete and accurate encounters to the Agency. Health Plans will implement review procedures to validate Encounter Data submitted by providers.

(1)
Complete:  A Health Plan submitting encounters that represent at least 95% of the Covered Services provided by the Health Plan’s Providers and non-participating providers.  It is expected that the Health Plan will strive to make every effort to achieve a 100% complete submission rate.

(2)
Accurate:  95% of the records in a Health Plan’s encounter batch submission pass X12 EDI compliance edits and the FMMIS threshold and repairable compliance edits.  The X12 EDI compliance edits are established through SNIP levels 1 through 4.  FMMIS threshold and repairable edits that report exceptions are defined in the MEDS Companion Guide.

e.	The Health Plan shall designate sufficient IT and staffing resources to perform these encounter functions as determined by generally accepted best industry practices.

f.	The Health Plan shall retain submitted historical Encounter Data for a period not less than five years as specified in I.D., Retention of Records, in the Agency’s Standard Contract.

5.
Where a Health Plan has entered into capitation reimbursement arrangements with Providers, the Health Plan must comply with sub-item 4. of this Section.  The Health Plan shall require timely submissions from its Providers as a condition of the capitation payment.

6.	The Health Plan shall participate in Agency sponsored workgroups directed at continuous improvements in Encounter Data quality and operations.

7.
If the Agency determines that the Health Plan’s MEDS performance is not acceptable, the Agency shall require the Health Plan to submit a corrective action plan (CAP).  If the Health Plan fails to provide a CAP or to implement an approved CAP within the time specified by the Agency, the Agency shall sanction the Health Plan in accordance with the provisions of Section XIV, Sanctions, and may immediately terminate all Enrollment activities and Mandatory Assignments.  When considering whether to impose a Sanction, the Agency will take into account the Health Plan’s cumulative performance on all MEDS activities, including progress made toward completeness and accuracy of Encounter Data as defined in sub-item H.4.d. of this Section.

8.	The Encounter Data submission time frames specified in this Section do not affect time frames specified in Section XII for either pharmacy data encounter reporting for risk adjustment or behavioral health encounter (including pharmacy) reporting.

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Wellcare of Florida, Inc. d/b/a Staywell Health Plan of Florida	Medicaid Reform HMO Contract

12.
Attachment II, Medicaid Reform Health Plan Model Contract, Section XII, Reporting Requirements, Item A., Health Plan Reporting Requirements, sub-item 7., Digit 1 Report Identifiers table, is hereby deleted in its entirety and replaced as follows:

Digit 1 Report Identifiers
R	Community Outreach Representative
I	Information Systems Availability
G	Grievance System Reporting
H	Inpatient Discharge Reporting
F	Financial Reporting
M	Minority Reporting
C	Claims Inventory
T	Transportation
S	Critical Incident Summary
E	Behavioral Health Encounter Data
B	Behavioral Health Pharmacy Encounter Data
P	Behavioral Health Required Staff/Providers
O	FARS/CFARS

13.
Attachment II, Medicaid Reform Health Plan Model Contract, Section XII, Reporting Requirements, Table 1, Summary of Reporting Requirements, “Marketing Representative Report” is hereby retitled “Community Outreach Representative Report.”

14.	Attachment II, Medicaid Reform Health Plan Model Contract, Section XII, Reporting Requirements, Item E., Marketing Representative Report, is hereby deleted in its entirety and replaced as follows:

E.	Community Outreach Representative Report

1.
The Health Plan shall register each Community Outreach Representative with the Agency as specified below.  The registration file must be submitted to the Agency at the following e-mail address prior to any initial Community Outreach activity:  MMCDATA@ahca.myflorida.com.  The Agency-supplied template must be used – Community Outreach Representative Registration Template.xls.  This template is provided at http://www.ahca.myflorida.com/mchq/managed_health_care/mhmo/med_prov.shtml.

2.
Changes to the Community Outreach Representative’s initial registration must be submitted to the Agency immediately upon occurrence at e-mail address:  MMCDATA@ahca.myflorida.com.  The Agency-supplied template must be used.  The Health Plan shall not change or alter the template. This template contains the following required data elements:

15.	Attachment II, Medicaid Reform Health Plan Model Contract, Section XVI, Terms and Conditions, Item Q., Termination Procedures, sub-item 2.c., is hereby deleted in its entirety and replaced as follows:

c.	Terminate all Community Outreach activities and subcontracts relating to Community Outreach.

This Amendment shall have an effective date of March 1, 2009, or the date on which both parties execute the Amendment, whichever is later.

All provisions in the Contract and any attachments thereto in conflict with this Amendment shall be and are hereby changed to conform with this Amendment.

All provisions not in conflict with this Amendment are still in effect and are to be performed at the level specified in the Contract.

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Wellcare of Florida, Inc. d/b/a Staywell Health Plan of Florida	Medicaid Reform HMO Contract

This Amendment, and all its attachments, are hereby made part of the Contract.

This Amendment cannot be executed unless all previous Amendments to this Contract have been fully executed.

IN WITNESS WHEREOF, the parties hereto have caused this eleven (11) page Amendment (including all attachments) to be executed by their officials thereunto duly authorized.

WELLCARE OF FLORIDA, INC. D/B/A STAYWELL HEALTH PLAN OF FLORIDA	STATE OF FLORIDA, AGENCY FOR HEALTH CARE ADMINISTRATION

SIGNED BY:	/s/ Heath Schiesser	SIGNED BY:	/s/ Holly Benson
NAME:	Heath Schiesser	NAME:	Holly Benson
TITLE:	President & CEO	TITLE:	Secretary
DATE:	24 March 2009	DATE:	3/26/09

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